EXHIBIT 99.1: PRESS RELEASE OF PAYCHEX, INC. DATED JUNE 21, 2004

FOR IMMEDIATE RELEASE

John Morphy, Chief Financial Officer or Jan Shuler 585-383-3406

Paychex, Inc. news releases, current financial information, related SEC filings, and Investor Relations presentation are accessible at www.paychex.com at the Investor Relations home page.

PAYCHEX, INC. REPORTS ON LITIGATION

ROCHESTER, NY, June 21, 2004 – Paychex, Inc (NASDAQ:PAYX) today announced a jury finding in Los Angeles Superior Court. As previously disclosed in various filings with the Securities and Exchange Commission and the Company’s Fiscal 2003 Annual Report, the Company and its wholly owned subsidiary, Rapid Payroll, Inc. (“RPI”), are presently defendants in 22 pending lawsuits brought by licensees of payroll processing software licensed by Rapid Payroll, Inc. The licensees assert breach of contract and various tort claims against Rapid Payroll Inc., the Company, and certain of its officers.

On June 18, 2004, a Los Angeles Superior Court jury found that RPI breached a payroll software license agreement with Payroll Partnership L.P. and two related entities. The jury awarded $6.4 million in damages against RPI. The plaintiffs had asserted claims for fraud and other torts against Paychex and two of its officers, but those claims were dismissed by the court. RPI intends to bring post-trial motions challenging the jury award, and, if necessary, to appeal.

The Company plans to announce fiscal 2004 earnings results after the market closes on June 24, 2004. Subject to a potential increase in the litigation reserve associated with the above matter, the Company results are expected to be in line with the guidance contained in the Form 10-Q for the quarter ended February 29, 2004.

Paychex, Inc. is a leading national provider of payroll, human resource, and benefits outsourcing solutions for small- to medium-sized businesses. The Company offers comprehensive payroll services, including payroll processing, payroll tax administration, and employee pay services, including direct deposit, check signing, and Readychex ® . Human resource and benefits outsourcing services include 401(k) plan recordkeeping, workers’ compensation administration, section 125 plans, a professional employer organization, and other administrative services for business. Paychex was founded in 1971. With headquarters in Rochester, New York, the company has more than 100 offices and serves approximately 505,000 payroll clients nationwide.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain written and oral statements made by Paychex, Inc. (the “Company”) management may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue growth, earnings, earnings per share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors. These risk factors include, but are not limited to, the following or those which are described in the Company’s SEC filings, including the most recent Form 10-K: general market and economic conditions, including demand for the Company’s products and services, competition, price levels, availability of internal and external resources, executing expansion plans, and effective integration of acquisitions; changes in the laws regulating collection and payment of payroll taxes, professional employer organizations, and employee benefits, including 401(k) plans, workers’ compensation, state unemployment, and section 125 plans; delays in the development, timing of the introduction, and marketing of new products and services; changes in technology, including use of the Internet; the possibility of catastrophic events that could impact the Company’s operating facilities, computer systems, and communication systems; the possibility of third-party service providers failing to perform their functions; the possibility of penalties and losses resulting from errors and omissions in performing services; potential unfavorable outcomes related to pending legal matters; potential damage to the Company’s business reputation due to these and other operational risks; the possible inability of clients to meet payroll obligations; stock volatility; and changes in short- and long-term interest rates, changes in the market value of available-for-sale securities, and the credit rating of cash, cash equivalents, and securities held in the Company’s investment portfolios, all of which could cause actual results to differ materially from anticipated results. The information provided in this document is based upon the facts and circumstances known at this time.